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                               CONSENT OF COUNSEL

                          SHORT-TERM INVESTMENTS TRUST


            We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers" in the Statements of Additional Information for the three series portfolios of Short-Term Investments Trust (the "Company"), which are included in Post-Effective Amendment No. 44 to the Registration Statement under the Securities Act of 1933, as amended (No. 2-58287), and Amendment No. 45 to the Registration Statement under the Investment Company Act of 1940, as amended
(No. 811-2729), on Form N-1A of the Company.




                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
December 16, 2002